Document is copied.
                            ACCEPTANCE OF APPOINTMENT






I, R. D. Fritzler, having been appointed the treasurer of Sphinx Industries, Inc. (the Corporation) do hereby accept said position.


I understand that, in accordance with the by-laws of the Corporation, the treasurer shall:


         -Manage  and be  responsible  for  the  finances  of the  Corporation's
          Business affairs.
         -Be responsible to pay all corporate debts.
         -Maintain accurate financial records for the Corporation.
















Dated as of March 20, 1997



                           original signature on file
                           --------------------------
                                    Treasurer